EXHIBIT 99.1

Brookline Bancorp Announces Fourth Quarter Results

Net Income of $17.5 million, EPS of $0.20

Operating Earnings of $20.7 million, Operating EPS of $0.23

Quarterly Dividend of $0.135

BOSTON, Jan. 29, 2025 (GLOBE NEWSWIRE) -- Brookline Bancorp, Inc. (NASDAQ: BRKL) (the “Company”) today announced net income of $17.5 million, or $0.20 per basic and diluted share, and excluding $3.4 million of merger-related charges, operating earnings after tax (non-GAAP) of $20.7 million, or $0.23 per basic and diluted share for the fourth quarter of 2024, compared to net income and operating earnings after tax (non-GAAP) of $20.1 million, or $0.23 per basic and diluted share, for the third quarter of 2024, and $22.9 million, or $0.26 per basic and diluted share, for the fourth quarter of 2023.

For the year ended December 31, 2024, the Company reported net income of $68.7 million, or $0.77 per basic and diluted share, compared to $75.0 million, or $0.85 per basic and diluted share, for the year ended December 31, 2023. For the year ended December 31, 2024, the Company reported operating earnings after tax (non-GAAP) of $72.4 million, or $0.81 per basic and diluted share, compared to $92.9 million, or $1.05 per basic and diluted share, for the year ended December 31, 2023.

Paul Perrault, Chairman and Chief Executive Officer, commented on the Company’s performance, “Brookline Bancorp had an excellent year in 2024. We finished the year with solid deposit and loan growth and are well positioned as we look forward to 2025. We are looking forward to 2025 and our recently announced strategic merger with Berkshire Hills Bancorp. I would like to recognize the contributions of our employees in contributing to our growth and success in 2024. Our employees exemplify the Brookline Bancorp culture of providing excellent customer service.”

BALANCE SHEET

Total assets at December 31, 2024 increased $228.6 million to $11.9 billion from $11.7 billion at September 30, 2024, and increased $523.1 million from $11.4 billion at December 31, 2023. At December 31, 2024, total loans and leases were $9.8 billion, representing an increase of $24.1 million from September 30, 2024, and an increase of $137.7 million from December 31, 2023.

Total investment securities at December 31, 2024 increased $39.6 million to $895.0 million from $855.4 million at September 30, 2024, and decreased $21.6 million from $916.6 million at December 31, 2023. Total cash and cash equivalents at December 31, 2024 increased $135.8 million to $543.7 million from $407.9 million at September 30, 2024, and increased $410.6 million from $133.0 million at December 31, 2023. As of December 31, 2024, total investment securities and total cash and cash equivalents represented 12.1 percent of total assets, compared to 10.8 percent and 9.2 percent as of September 30, 2024 and December 31, 2023, respectively.

Total deposits at December 31, 2024 increased $169.4 million to $8.9 billion from $8.7 billion at September 30, 2024, consisting of a $115.9 million increase in customer deposits and a $53.4 million increase in brokered deposits. Total deposits increased $353.5 million from $8.5 billion at December 31, 2023, primarily driven by growth in customer deposits.

Total borrowed funds at December 31, 2024 increased $22.3 million to $1.5 billion from September 30, 2024, and increased $143.2 million from $1.4 billion at December 31, 2023.

The ratio of stockholders’ equity to total assets was 10.26 percent at December 31, 2024, as compared to 10.54 percent at September 30, 2024, and 10.53 percent at December 31, 2023. The ratio of tangible stockholders’ equity to tangible assets (non-GAAP) was 8.27 percent at December 31, 2024, as compared to 8.50 percent at September 30, 2024, and 8.39 percent at December 31, 2023. Tangible book value per common share (non-GAAP) decreased $0.08 from $10.89 at September 30, 2024 to $10.81 at December 31, 2024, and increased $0.31 from $10.50 at December 31, 2023.

NET INTEREST INCOME

Net interest income increased $2.0 million to $85.0 million during the fourth quarter of 2024 from $83.0 million for the quarter ended September 30, 2024. The net interest margin increased 5 basis points to 3.12 percent for the three months ended December 31, 2024 from 3.07 percent for the three months ended September 30, 2024, primarily driven by lower funding costs partially offset by lower yields on loans and leases.

NON-INTEREST INCOME

Total non-interest income for the quarter ended December 31, 2024 increased $0.2 million to $6.6 million from $6.3 million for the quarter ended September 30, 2024. The increase was primarily driven by an increase of $1.1 million in loan level derivative income, net, partially offset by a decline of $0.8 million in mark to market on interest rate swaps.

PROVISION FOR CREDIT LOSSES

The Company recorded a provision for credit losses of $4.1 million for the quarter ended December 31, 2024, compared to $4.8 million for the quarter ended September 30, 2024. The decrease in the provision was largely driven by improving economic forecasts and stabilization in the volume of adversely graded credits.

Total net charge-offs for the fourth quarter of 2024 were $7.3 million, compared to $3.8 million in the third quarter of 2024. The $7.3 million in net charge-offs was driven by one large $5.1 million charge-off in equipment financing which was previously reserved for. The ratio of net loan and lease charge-offs to average loans and leases on an annualized basis increased to 30 basis points for the fourth quarter of 2024 from 16 basis points for the third quarter of 2024.

The allowance for loan and lease losses represented 1.28 percent of total loans and leases at December 31, 2024, compared to 1.31 percent at September 30, 2024, and 1.22 percent at December 31, 2023. The decrease in the ratio was driven by a reduction in specific reserves due to charge-offs in the quarter.

ASSET QUALITY

The ratio of total nonperforming loans and leases to total loans and leases was 0.71 percent at December 31, 2024 as compared to 0.73 percent at September 30, 2024. Total nonaccrual loans and leases decreased $1.9 million to $69.3 million at December 31, 2024 from $71.2 million at September 30, 2024. The ratio of nonperforming assets to total assets was 0.59 percent at December 31, 2024 as compared to 0.62 percent at September 30, 2024. Total nonperforming assets decreased $2.4 million to $70.5 million at December 31, 2024 from $72.8 million at September 30, 2024.

NON-INTEREST EXPENSE

Non-interest expense for the quarter ended December 31, 2024 increased $5.8 million to $63.7 million from $57.9 million for the quarter ended September 30, 2024. The increase was primarily driven by an increase of $3.4 million in merger and acquisition expense, and an increase of $2.1 million in compensation and employee benefits expense.

PROVISION FOR INCOME TAXES

The effective tax rate was 26.4 percent and 25.1 percent for the three and twelve months ended December 31, 2024 compared to 24.7 percent for the three months ended September 30, 2024 and 19.9 percent and 20.1 percent for the three and twelve months ended December 31, 2023.

RETURNS ON AVERAGE ASSETS AND AVERAGE EQUITY

The annualized return on average assets decreased to 0.61 percent during the fourth quarter of 2024 compared to 0.70 percent for the third quarter of 2024; and was 0.60 percent for the year ended December 31, 2024, compared to 0.67 percent for the year ended December 31, 2023.

The annualized return on average tangible stockholders' equity (non-GAAP) decreased to 7.21 percent during the fourth quarter of 2024 compared to 8.44 percent for the third quarter of 2024; and was 7.24 percent for the year ended December 31, 2024 compared to 8.36 percent for the year ended December 31, 2023.

DIVIDEND DECLARED

The Company’s Board of Directors approved a dividend of $0.135 per share for the quarter ended December 31, 2024. The dividend will be paid on February 28, 2025 to stockholders of record on February 14, 2025.

PROPOSED TRANSACTION WITH BERKSHIRE HILLS BANCORP, INC.

On December 16, 2024, the Company, Berkshire Hills Bancorp, Inc. (“Berkshire”), and Commerce Acquisition Sub, Inc., a Delaware corporation and wholly-owned subsidiary of the Berkshire formed solely to facilitate the merger (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”). The Merger Agreement provides that, upon the terms and subject to the conditions set forth therein, Merger Sub will merge with and into Brookline, with Brookline as the surviving entity, and immediately thereafter, Brookline will merge with and into Berkshire, with Berkshire as the surviving entity (collectively, the “Merger”). As a result of the Merger, the separate corporate existence of the Company will cease, and Berkshire will continue as the surviving corporation. Under the terms of the Merger Agreement, which was unanimously approved by the Boards of Directors of both companies, each outstanding share of Company common stock will be exchanged for the right to receive 0.42 shares of Berkshire common stock. Holders of Company common stock will receive cash in lieu of fractional shares of Berkshire common stock. As a result of the proposed transaction and a $100 million common stock offering by Berkshire to support the proposed transaction, Berkshire stockholders will own approximately 51%, Brookline stockholders will own approximately 45%, and investors in new shares will own approximately 4% of the outstanding shares of the combined company. The proposed transaction is expected to close by the end of the second half of 2025, subject to satisfaction of customary closing conditions, including receipt of required regulatory approvals and approvals from Berkshire and the Company stockholders.

CONFERENCE CALL

The Company will conduct a conference call/webcast at 1:30 PM Eastern Time on Thursday, January 30, 2025 to discuss the results for the quarter, business highlights and outlook. A copy of the Earnings Presentation is available on the Company’s website, www.brooklinebancorp.com. To listen to the call and view the Company’s Earnings Presentation, please join the call via https://events.q4inc.com/attendee/129324302. To listen to the call without access to the slides, please dial 833-470-1428 (United States) or 404-975-4839 (internationally) and ask for the Brookline Bancorp, Inc. call (Access Code 138268). A recording of the call will be available for one week following the call on the Company’s website under “Investor Relations” or by dialing 866-813-9403 (United States) or 929-458-6194 (internationally) and entering the passcode: 646121.

ABOUT BROOKLINE BANCORP, INC.

Brookline Bancorp, Inc., a bank holding company with approximately $11.9 billion in assets and branch locations in eastern Massachusetts, Rhode Island and the Lower Hudson Valley of New York State, is headquartered in Boston, Massachusetts and operates as the holding company for Brookline Bank, Bank Rhode Island, and PCSB Bank. The Company provides commercial and retail banking services and cash management and investment services to customers throughout Central New England and the Lower Hudson Valley of New York State. More information about Brookline Bancorp, Inc. and its banks can be found at the following websites: www.brooklinebank.com, www.bankri.com and www.pcsb.com.

FORWARD-LOOKING STATEMENTS

Certain statements contained in this press release that are not historical facts may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. We may also make forward-looking statements in other documents we file with the Securities and Exchange Commission ("SEC"), in our annual reports to shareholders, in press releases and other written materials, and in oral statements made by our officers, directors or employees. You can identify forward looking statements by the use of the words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “assume,” “outlook,” “will,” “should,” and other expressions that predict or indicate future events and trends and which do not relate to historical matters, including statements regarding the Company’s business, credit quality, financial condition, liquidity and results of operations. Forward-looking statements may differ, possibly materially, from what is included in this press release due to factors and future developments that are uncertain and beyond the scope of the Company’s control. These include, but are not limited to, the occurrence of any event, change or other circumstances that could give rise to the right of the Company or Berkshire to terminate the merger agreement; the outcome of any legal proceedings that may be instituted against Berkshire or Company; delays in completing the proposed transaction with Berkshire; the failure to obtain necessary regulatory approvals (and the risk that such approvals may result in the imposition of conditions that could adversely affect the combined company or the expected benefits of the proposed transaction) or stockholder approvals, or to satisfy any of the other conditions to the proposed transaction on a timely basis or at all, including the ability of Berkshire and the Company to meet expectations regarding the timing, completion and accounting and tax treatments of the proposed transaction; the impact of certain restrictions during the pendency of the proposed transaction on the parties’ ability to pursue certain business opportunities and strategic transactions; diversion of management’s attention from ongoing business operations and opportunities; potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the proposed transaction; changes in interest rates; general economic conditions (including inflation and concerns about liquidity) on a national basis or in the local markets in which the Company operates; turbulence in the capital and debt markets; competitive pressures from other financial institutions; changes in consumer behavior due to changing political, business and economic conditions, or legislative or regulatory initiatives; changes in the value of securities and other assets in the Company’s investment portfolio; increases in loan and lease default and charge-off rates; the adequacy of allowances for loan and lease losses; decreases in deposit levels that necessitate increases in borrowing to fund loans and investments; operational risks including, but not limited to, cybersecurity incidents, fraud, natural disasters, and future pandemics; changes in regulation; the possibility that future credit losses may be higher than currently expected due to changes in economic assumptions and adverse economic developments; the risk that goodwill and intangibles recorded in the Company’s financial statements will become impaired; and changes in assumptions used in making such forward-looking statements. Forward-looking statements involve risks and uncertainties which are difficult to predict. The Company’s actual results could differ materially from those projected in the forward-looking statements as a result of, among others, the risks outlined in the Company’s Annual Report on Form 10-K, as updated by its Quarterly Reports on Form 10-Q and other filings submitted to the SEC. The Company does not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.

BASIS OF PRESENTATION

The Company's consolidated financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) as set forth by the Financial Accounting Standards Board in its Accounting Standards Codification and through the rules and interpretive releases of the SEC under the authority of federal securities laws. Certain amounts previously reported have been reclassified to conform to the current period's presentation.

NON-GAAP FINANCIAL MEASURES

The Company uses certain non-GAAP financial measures, such as operating earnings after tax, operating earnings per common share, operating return on average assets, operating return on average tangible assets, operating return on average stockholders' equity, operating return on average tangible stockholders' equity, tangible book value per common share, tangible stockholders’ equity to tangible assets, return on average tangible assets (annualized) and return on average tangible stockholders' equity (annualized). These non-GAAP financial measures provide information for investors to effectively analyze financial trends of ongoing business activities, and to enhance comparability with peers across the financial services sector. A detailed reconciliation table of the Company's GAAP to the non-GAAP measures is attached.

INVESTOR RELATIONS:

Contact:	Carl M. Carlson Brookline Bancorp, Inc. Co-President and Chief Financial and Strategy Officer (617) 425-5331 carl.carlson@brkl.com

BROOKLINE BANCORP, INC. AND SUBSIDIARIES
Selected Financial Highlights (Unaudited)

	At and for the Three Months Ended					At and for the Twelve Months Ended
	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023
	(Dollars In Thousands Except per Share Data)
Earnings Data:
Net interest income	$84,988	$83,008	$80,001	$81,588	$83,555	$329,585	$339,711
Provision for credit losses on loans	4,141	4,832	5,607	7,423	3,851	22,003	37,868
Provision (credit) for credit losses on investments	(104)	(172)	(39)	(44)	(76)	(359)	339
Non-interest income	6,587	6,348	6,396	6,284	8,027	25,615	31,934
Non-interest expense	63,719	57,948	59,184	61,014	59,244	241,865	239,524
Income before provision for income taxes	23,819	26,748	21,645	19,479	28,563	91,691	93,914
Net income	17,536	20,142	16,372	14,665	22,888	68,715	74,999

Performance Ratios:
Net interest margin (1)	3.12%	3.07%	3.00%	3.06%	3.15%	3.06%	3.24%
Interest-rate spread (1)	2.35%	2.26%	2.14%	2.21%	2.39%	2.24%	2.50%
Return on average assets (annualized)	0.61%	0.70%	0.57%	0.51%	0.81%	0.60%	0.67%
Return on average tangible assets (annualized) (non-GAAP)	0.62%	0.72%	0.59%	0.53%	0.83%	0.61%	0.69%
Return on average stockholders' equity (annualized)	5.69%	6.63%	5.49%	4.88%	7.82%	5.67%	6.42%
Return on average tangible stockholders' equity (annualized) (non-GAAP)	7.21%	8.44%	7.04%	6.26%	10.12%	7.24%	8.36%
Efficiency ratio (2)	69.58%	64.85%	68.50%	69.44%	64.69%	68.09%	64.45%

Per Common Share Data:
Net income — Basic	$0.20	$0.23	$0.18	$0.16	$0.26	$0.77	$0.85
Net income — Diluted	0.20	0.23	0.18	0.16	0.26	0.77	0.85
Cash dividends declared	0.135	0.135	0.135	0.135	0.135	0.540	0.540
Book value per share (end of period)	13.71	13.81	13.48	13.43	13.48	13.71	13.48
Tangible book value per common share (end of period) (non-GAAP)	10.81	10.89	10.53	10.47	10.50	10.81	10.50
Stock price (end of period)	11.80	10.09	8.35	9.96	10.91	11.80	10.91

Balance Sheet:
Total assets	$11,905,326	$11,676,721	$11,635,292	$11,542,731	$11,382,256	$11,905,326	$11,382,256
Total loans and leases	9,779,288	9,755,236	9,721,137	9,655,086	9,641,589	9,779,288	9,641,589
Total deposits	8,901,644	8,732,271	8,737,036	8,718,653	8,548,125	8,901,644	8,548,125
Total stockholders’ equity	1,221,939	1,230,362	1,198,480	1,194,231	1,198,644	1,221,939	1,198,644

Asset Quality:
Nonperforming assets	$70,452	$72,821	$62,683	$42,489	$45,324	$70,452	$45,324
Nonperforming assets as a percentage of total assets	0.59%	0.62%	0.54%	0.37%	0.40%	0.59%	0.40%
Allowance for loan and lease losses	$125,083	$127,316	$121,750	$120,124	$117,522	$125,083	$117,522
Allowance for loan and lease losses as a percentage of total loans and leases	1.28%	1.31%	1.25%	1.24%	1.22%	1.28%	1.22%
Net loan and lease charge-offs	$7,252	$3,808	$8,387	$8,781	$7,141	$28,228	$19,663
Net loan and lease charge-offs as a percentage of average loans and leases (annualized)	0.30%	0.16%	0.35%	0.36%	0.30%	0.29%	0.21%

Capital Ratios:
Stockholders’ equity to total assets	10.26%	10.54%	10.30%	10.35%	10.53%	10.26%	10.53%
Tangible stockholders’ equity to tangible assets (non-GAAP)	8.27%	8.50%	8.23%	8.25%	8.39%	8.27%	8.39%

(1) Calculated on a fully tax-equivalent basis.
(2) Calculated as non-interest expense as a percentage of net interest income plus non-interest income.

BROOKLINE BANCORP, INC. AND SUBSIDIARIES
Consolidated Balance Sheets (Unaudited)

	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023
ASSETS	(In Thousands Except Share Data)
Cash and due from banks	$64,673	$82,168	$60,067	$45,708	$34,514
Short-term investments	478,997	325,721	283,017	256,178	98,513
Total cash and cash equivalents	543,670	407,889	343,084	301,886	133,027
Investment securities available-for-sale	895,034	855,391	856,439	865,798	916,601
Total investment securities	895,034	855,391	856,439	865,798	916,601
Allowance for investment security losses	(82)	(186)	(359)	(398)	(441)
Net investment securities	894,952	855,205	856,080	865,400	916,160
Loans and leases held-for-sale	—	—	—	6,717	—
Loans and leases:
Commercial real estate loans	5,716,114	5,779,290	5,782,111	5,755,239	5,764,529
Commercial loans and leases	2,506,664	2,453,038	2,443,530	2,416,904	2,399,668
Consumer loans	1,556,510	1,522,908	1,495,496	1,482,943	1,477,392
Total loans and leases	9,779,288	9,755,236	9,721,137	9,655,086	9,641,589
Allowance for loan and lease losses	(125,083)	(127,316)	(121,750)	(120,124)	(117,522)
Net loans and leases	9,654,205	9,627,920	9,599,387	9,534,962	9,524,067
Restricted equity securities	83,155	82,675	78,963	74,709	77,595
Premises and equipment, net of accumulated depreciation	86,781	86,925	88,378	89,707	89,853
Right-of-use asset operating leases	43,527	41,934	35,691	33,133	30,863
Deferred tax asset	56,620	50,827	60,032	60,484	56,952
Goodwill	241,222	241,222	241,222	241,222	241,222
Identified intangible assets, net of accumulated amortization	17,461	19,162	20,830	22,499	24,207
Other real estate owned and repossessed assets	1,103	1,579	1,974	1,817	1,694
Other assets	282,630	261,383	309,651	310,195	286,616
Total assets	$11,905,326	$11,676,721	$11,635,292	$11,542,731	$11,382,256
LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits:
Demand checking accounts	$1,692,394	$1,681,858	$1,638,378	$1,629,371	$1,678,406
NOW accounts	617,246	637,374	647,370	654,748	661,863
Savings accounts	1,721,247	1,736,989	1,735,857	1,727,893	1,669,018
Money market accounts	2,116,360	2,041,185	2,073,557	2,065,569	2,082,810
Certificate of deposit accounts	1,885,444	1,819,353	1,718,414	1,670,147	1,574,855
Brokered deposit accounts	868,953	815,512	923,460	970,925	881,173
Total deposits	8,901,644	8,732,271	8,737,036	8,718,653	8,548,125
Borrowed funds:
Advances from the FHLB	1,355,926	1,345,003	1,265,079	1,150,153	1,223,226
Subordinated debentures and notes	84,328	84,293	84,258	84,223	84,188
Other borrowed funds	79,592	68,251	80,125	127,505	69,256
Total borrowed funds	1,519,846	1,497,547	1,429,462	1,361,881	1,376,670
Operating lease liabilities	44,785	43,266	37,102	34,235	31,998
Mortgagors’ escrow accounts	15,875	14,456	17,117	16,245	17,239
Reserve for unfunded credits	5,981	6,859	11,400	15,807	19,767
Accrued expenses and other liabilities	195,256	151,960	204,695	201,679	189,813
Total liabilities	10,683,387	10,446,359	10,436,812	10,348,500	10,183,612
Stockholders' equity:
Common stock, $0.01 par value; 200,000,000 shares authorized; 96,998,075 shares issued, 96,998,075 shares issued, 96,998,075 shares issued, 96,998,075 shares issued, and 96,998,075 shares issued, respectively	970	970	970	970	970
Additional paid-in capital	902,584	901,562	904,775	903,726	902,659
Retained earnings	458,943	453,555	445,560	441,285	438,722
Accumulated other comprehensive income	(52,882)	(38,081)	(61,693)	(60,841)	(52,798)
Treasury stock, at cost;
7,019,384 shares, 7,015,843 shares, 7,373,009 shares, 7,354,399 shares, and 7,354,399 shares, respectively	(87,676)	(87,644)	(91,132)	(90,909)	(90,909)
Total stockholders' equity	1,221,939	1,230,362	1,198,480	1,194,231	1,198,644
Total liabilities and stockholders' equity	$11,905,326	$11,676,721	$11,635,292	$11,542,731	$11,382,256

BROOKLINE BANCORP, INC. AND SUBSIDIARIES
Consolidated Statements of Income (Unaudited)

	Three Months Ended
	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023
	(In Thousands Except Share Data)
Interest and dividend income:
Loans and leases	$147,436	$149,643	$145,585	$145,265	$142,948
Debt securities	6,421	6,473	6,480	6,878	6,945
Restricted equity securities	1,460	1,458	1,376	1,492	1,333
Short-term investments	2,830	1,986	1,914	1,824	1,093
Total interest and dividend income	158,147	159,560	155,355	155,459	152,319
Interest expense:
Deposits	56,562	59,796	59,721	56,884	54,034
Borrowed funds	16,597	16,756	15,633	16,987	14,730
Total interest expense	73,159	76,552	75,354	73,871	68,764
Net interest income	84,988	83,008	80,001	81,588	83,555
Provision for credit losses on loans	4,141	4,832	5,607	7,423	3,851
Credit for credit losses on investments	(104)	(172)	(39)	(44)	(76)
Net interest income after provision for credit losses	80,951	78,348	74,433	74,209	79,780
Non-interest income:
Deposit fees	2,297	2,353	3,001	2,897	3,064
Loan fees	439	464	702	789	515
Loan level derivative income, net	1,115	—	106	437	778
Gain on sales of loans and leases	406	415	130	—	410
Other	2,330	3,116	2,457	2,161	3,260
Total non-interest income	6,587	6,348	6,396	6,284	8,027
Non-interest expense:
Compensation and employee benefits	37,202	35,130	34,762	36,629	35,401
Occupancy	5,393	5,343	5,551	5,769	5,127
Equipment and data processing	6,780	6,831	6,732	7,031	7,245
Professional services	1,345	2,143	1,745	1,900	1,442
FDIC insurance	2,017	2,118	2,025	1,884	1,839
Advertising and marketing	1,303	859	1,504	1,574	758
Amortization of identified intangible assets	1,701	1,668	1,669	1,708	1,965
Merger and restructuring expense	3,378	—	823	—	—
Other	4,600	3,856	4,373	4,519	5,467
Total non-interest expense	63,719	57,948	59,184	61,014	59,244
Income before provision for income taxes	23,819	26,748	21,645	19,479	28,563
Provision for income taxes	6,283	6,606	5,273	4,814	5,675
Net income	$17,536	$20,142	$16,372	$14,665	$22,888
Earnings per common share:
Basic	$0.20	$0.23	$0.18	$0.16	$0.26
Diluted	$0.20	$0.23	$0.18	$0.16	$0.26
Weighted average common shares outstanding during the period:
Basic	89,098,443	89,033,463	88,904,692	88,894,577	88,867,159
Diluted	89,483,964	89,319,611	89,222,315	89,181,508	89,035,505
Dividends paid per common share	$0.135	$0.135	$0.135	$0.135	$0.135

BROOKLINE BANCORP, INC. AND SUBSIDIARIES
Consolidated Statements of Income (Unaudited)

	Twelve Months Ended December 31,
	2024	2023
	(In Thousands Except Share Data)
Interest and dividend income:
Loans and leases	$587,929	$533,739
Debt securities	26,252	29,648
Restricted equity securities	5,786	5,571
Short-term investments	8,554	8,329
Total interest and dividend income	628,521	577,287
Interest expense:
Deposits	232,963	175,665
Borrowed funds	65,973	61,911
Total interest expense	298,936	237,576
Net interest income	329,585	339,711
Provision for credit losses on loans	22,003	37,868
(Credit) provision for credit losses on investments	(359)	339
Net interest income after provision for credit losses	307,941	301,504
Non-interest income:
Deposit fees	10,548	11,611
Loan fees	2,394	2,036
Loan level derivative income, net	1,658	3,890
Gain on investment securities, net	—	1,704
Gain on sales of loans and leases	951	2,581
Other	10,064	10,112
Total non-interest income	25,615	31,934
Non-interest expense:
Compensation and employee benefits	143,723	138,895
Occupancy	22,056	20,203
Equipment and data processing	27,374	27,004
Professional services	7,133	7,226
FDIC insurance	8,044	7,844
Advertising and marketing	5,240	4,724
Amortization of identified intangible assets	6,746	7,840
Merger and restructuring expense	4,201	7,411
Other	17,348	18,377
Total non-interest expense	241,865	239,524
Income before provision for income taxes	91,691	93,914
Provision for income taxes	22,976	18,915
Net income	$68,715	$74,999
Earnings per common share:
Basic	$0.77	$0.85
Diluted	$0.77	$0.85
Weighted average common shares outstanding during the period:
Basic	88,983,248	88,230,681
Diluted	89,302,304	88,450,646
Dividends paid per common share	$0.540	$0.540

BROOKLINE BANCORP, INC. AND SUBSIDIARIES
Asset Quality Analysis (Unaudited)

	At and for the Three Months Ended
	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023
	(Dollars in Thousands)
NONPERFORMING ASSETS:
Loans and leases accounted for on a nonaccrual basis:
Commercial real estate mortgage	$11,525	$11,595	$11,659	$18,394	$19,608
Multi-family mortgage	6,596	1,751	—	—	—
Construction	—	—	—	—	—
Total commercial real estate loans	18,121	13,346	11,659	18,394	19,608

Commercial	14,676	15,734	16,636	3,096	3,886
Equipment financing	31,509	37,223	27,128	13,668	14,984
Total commercial loans and leases	46,185	52,957	43,764	16,764	18,870

Residential mortgage	3,999	3,862	4,495	4,563	4,292
Home equity	1,043	1,076	790	950	860
Other consumer	1	1	1	1	—
Total consumer loans	5,043	4,939	5,286	5,514	5,152

Total nonaccrual loans and leases	69,349	71,242	60,709	40,672	43,630

Other real estate owned	700	780	780	780	780
Other repossessed assets	403	799	1,194	1,037	914
Total nonperforming assets	$70,452	$72,821	$62,683	$42,489	$45,324

Loans and leases past due greater than 90 days and still accruing	$811	$16,091	$4,994	$363	$228

Nonperforming loans and leases as a percentage of total loans and leases	0.71%	0.73%	0.62%	0.42%	0.45%
Nonperforming assets as a percentage of total assets	0.59%	0.62%	0.54%	0.37%	0.40%

PROVISION AND ALLOWANCE FOR LOAN AND LEASE LOSSES:
Allowance for loan and lease losses at beginning of period	$127,316	$121,750	$120,124	$117,522	$119,081
Charge-offs	(8,414)	(4,183)	(8,823)	(5,390)	(7,722)
Recoveries	1,162	375	436	309	581
Net charge-offs	(7,252)	(3,808)	(8,387)	(5,081)	(7,141)
Provision for loan and lease losses excluding unfunded commitments *	5,019	9,374	10,013	7,683	5,582
Allowance for loan and lease losses at end of period	$125,083	$127,316	$121,750	$120,124	$117,522

Allowance for loan and lease losses as a percentage of total loans and leases	1.28%	1.31%	1.25%	1.24%	1.22%

NET CHARGE-OFFS:
Commercial real estate loans	$—	$—	$3,819	$606	$1,087
Commercial loans and leases **	7,257	3,797	4,571	8,179	6,061
Consumer loans	(5)	11	(3)	(4)	(7)
Total net charge-offs	$7,252	$3,808	$8,387	$8,781	$7,141

Net loan and lease charge-offs as a percentage of average loans and leases (annualized)	0.30%	0.16%	0.35%	0.36%	0.30%

*Provision for loan and lease losses does not include (credit) provision of $(0.9 million), $(4.5 million), $(4.4 million), $(0.3 million), and $(1.7 million) for credit losses on unfunded commitments during the three months ended December 31, 2024, September 30, 2024, June 30, 2024, March 31, 2024, and December 31, 2023, respectively.
** The balance at March 31, 2024 includes a $3.7 million charge-off on a letter of credit which impacted the provision.

BROOKLINE BANCORP, INC. AND SUBSIDIARIES
Average Yields / Costs (Unaudited)

	Three Months Ended
	December 31, 2024			September 30, 2024			December 31, 2023
	Average Balance	Interest (1)	Average Yield/ Cost	Average Balance	Interest (1)	Average Yield/ Cost	Average Balance	Interest (1)	Average Yield/ Cost
	(Dollars in Thousands)
Assets:
Interest-earning assets:
Investments:
Debt securities (2)	$856,065	$6,463	3.02%	$853,924	$6,516	3.05%	$876,350	$6,986	3.19%
Restricted equity securities (2)	75,879	1,459	7.69%	75,225	1,459	7.76%	67,567	1,334	7.90%
Short-term investments	236,784	2,830	4.78%	145,838	1,986	5.44%	85,790	1,093	5.09%
Total investments	1,168,728	10,752	3.68%	1,074,987	9,961	3.71%	1,029,707	9,413	3.66%
Loans and Leases:
Commercial real estate loans (3)	5,752,591	81,195	5.52%	5,772,456	83,412	5.65%	5,727,930	81,653	5.58%
Commercial loans (3)	1,170,295	19,750	6.61%	1,079,084	18,440	6.69%	969,603	16,296	6.58%
Equipment financing (3)	1,310,143	26,295	8.03%	1,353,649	26,884	7.94%	1,347,589	25,211	7.48%
Consumer loans (3)	1,529,654	20,881	5.44%	1,505,095	21,123	5.60%	1,475,580	19,888	5.37%
Total loans and leases	9,762,683	148,121	6.07%	9,710,284	149,859	6.17%	9,520,702	143,048	6.01%
Total interest-earning assets	10,931,411	158,873	5.81%	10,785,271	159,820	5.93%	10,550,409	152,461	5.78%
Non-interest-earning assets	649,161			666,067			721,532
Total assets	$11,580,572			$11,451,338			$11,271,941

Liabilities and Stockholders' Equity:
Interest-bearing liabilities:
Deposits:
NOW accounts	$630,408	1,056	0.67%	$639,561	1,115	0.69%	$657,134	1,146	0.69%
Savings accounts	1,741,355	10,896	2.49%	1,738,756	12,098	2.77%	1,658,144	10,684	2.56%
Money market accounts	2,083,033	13,856	2.65%	2,038,048	15,466	3.02%	2,140,225	16,239	3.01%
Certificates of deposit	1,857,483	20,691	4.43%	1,768,026	20,054	4.51%	1,530,772	14,517	3.76%
Brokered deposit accounts	797,910	10,063	5.02%	841,067	11,063	5.23%	880,604	11,448	5.16%
Total interest-bearing deposits	7,110,189	56,562	3.16%	7,025,458	59,796	3.39%	6,866,879	54,034	3.12%
Borrowings:
Advances from the FHLB	1,144,157	13,958	4.77%	1,139,049	14,366	4.94%	965,846	11,943	4.84%
Subordinated debentures and notes	84,311	1,944	9.22%	84,276	1,378	6.54%	84,170	1,381	6.56%
Other borrowed funds	65,947	695	4.20%	53,102	1,012	7.58%	136,566	1,406	4.09%
Total borrowings	1,294,415	16,597	5.02%	1,276,427	16,756	5.14%	1,186,582	14,730	4.86%
Total interest-bearing liabilities	8,404,604	73,159	3.46%	8,301,885	76,552	3.67%	8,053,461	68,764	3.39%
Non-interest-bearing liabilities:
Demand checking accounts	1,693,138			1,669,092			1,723,849
Other non-interest-bearing liabilities	250,303			264,324			323,855
Total liabilities	10,348,045			10,235,301			10,101,165
Stockholders’ equity	1,232,527			1,216,037			1,170,776
Total liabilities and equity	$11,580,572			$11,451,338			$11,271,941
Net interest income (tax-equivalent basis) /Interest-rate spread (4)		85,714	2.35%		83,268	2.26%		83,697	2.39%
Less adjustment of tax-exempt income		726			260			142
Net interest income		$84,988			$83,008			$83,555
Net interest margin (5)			3.12%			3.07%			3.15%

(1) Tax-exempt income on debt securities, equity securities and revenue bonds included in commercial real estate loans is included on a tax-equivalent basis.
(2) Average balances include unrealized gains (losses) on investment securities. Dividend payments may not be consistent and average yield on equity securities may vary from month to month.
(3) Loans on nonaccrual status are included in the average balances.
(4) Interest rate spread represents the difference between the yield on interest-earning assets and the cost of interest-bearing liabilities.
(5) Net interest margin represents net interest income (tax-equivalent basis) divided by average interest-earning assets.

BROOKLINE BANCORP, INC. AND SUBSIDIARIES
Average Yields / Costs (Unaudited)

	Twelve Months Ended
	December 31, 2024			December 31, 2023
	Average Balance	Interest (1)	Average Yield/ Cost	Average Balance	Interest (1)	Average Yield/ Cost
	(Dollars in Thousands)
Assets:
Interest-earning assets:
Investments:
Debt securities (2)	$862,381	$26,416	3.06%	$947,782	$29,891	3.15%
Restricted equity securities (2)	74,788	5,786	7.74%	72,264	5,572	7.71%
Short-term investments	164,445	8,554	5.20%	158,718	8,329	5.25%
Total investments	1,101,614	40,756	3.70%	1,178,764	43,792	3.72%
Loans and Leases:
Commercial real estate loans (3)	5,760,432	327,221	5.59%	5,654,385	307,652	5.37%
Commercial loans (3)	1,086,460	73,369	6.65%	929,077	59,110	6.28%
Equipment financing (3)	1,352,993	106,329	7.86%	1,277,224	92,112	7.21%
Consumer loans (3)	1,501,626	82,273	5.47%	1,470,677	75,098	5.10%
Total loans and leases	9,701,511	589,192	6.07%	9,331,363	533,972	5.72%
Total interest-earning assets	10,803,125	629,948	5.83%	10,510,127	577,764	5.50%
Non-interest-earning assets	670,299			704,244
Total assets	$11,473,424			$11,214,371

Liabilities and Stockholders' Equity:
Interest-bearing liabilities:
Deposits:
NOW accounts	$650,225	4,543	0.70%	$720,572	4,275	0.59%
Savings accounts	1,726,504	46,220	2.68%	1,439,293	27,974	1.94%
Money market accounts	2,056,066	60,796	2.96%	2,205,430	58,153	2.64%
Certificates of deposit	1,737,697	76,134	4.38%	1,428,727	44,122	3.09%
Brokered deposit accounts	873,182	45,270	5.18%	819,419	41,141	5.02%
Total interest-bearing deposits	7,043,674	232,963	3.31%	6,613,441	175,665	2.66%
Borrowings:
Advances from the FHLB	1,124,432	55,851	4.89%	1,092,996	52,467	4.73%
Subordinated debentures and notes	84,258	6,074	7.21%	84,116	5,476	6.51%
Other borrowed funds	78,859	4,048	5.13%	124,793	3,968	3.18%
Total borrowings	1,287,549	65,973	5.04%	1,301,905	61,911	4.69%
Total interest-bearing liabilities	8,331,223	298,936	3.59%	7,915,346	237,576	3.00%
Non-interest-bearing liabilities:
Demand checking accounts	1,657,922			1,823,759
Other non-interest-bearing liabilities	273,243			307,160
Total liabilities	10,262,388			10,046,265
Stockholders’ equity	1,211,036			1,168,106
Total liabilities and equity	$11,473,424			$11,214,371
Net interest income (tax-equivalent basis) /Interest-rate spread (4)		331,012	2.24%		340,188	2.50%
Less adjustment of tax-exempt income		1,427			477
Net interest income		$329,585			$339,711
Net interest margin (5)			3.06%			3.24%

(1) Tax-exempt income on debt securities, equity securities and revenue bonds included in commercial real estate loans is included on a tax-equivalent basis.
(2) Average balances include unrealized gains (losses) on investment securities. Dividend payments may not be consistent and average yield on equity securities may vary from month to month.
(3) Loans on nonaccrual status are included in the average balances.
(4) Interest rate spread represents the difference between the yield on interest-earning assets and the cost of interest-bearing liabilities.
(5) Net interest margin represents net interest income (tax-equivalent basis) divided by average interest-earning assets.

BROOKLINE BANCORP, INC. AND SUBSIDIARIES
Non-GAAP Financial Information (Unaudited)

				At and for the Three Months Ended December 31,		At and for the Twelve Months Ended December 31,
				2024	2023	2024	2023
Reconciliation Table - Non-GAAP Financial Information				(Dollars in Thousands Except Share Data)

Reported Pretax Income				$23,819	$28,563	$91,691	$93,914
Less:
Security gains				—	—	—	1,704
Add:
Day 1 PCSB CECL provision				—	—	—	16,744
Merger and acquisition expenses				3,378	—	4,201	7,411
Operating Pretax income				$27,197	$28,563	$95,892	$116,365
Effective tax rate				23.9%	19.9%	24.5%	20.1%
Provision for income tax				6,511	5,675	23,480	23,437
Operating earnings after tax				$20,686	$22,888	$72,412	$92,928

Operating earnings per common share:
Basic				$0.23	$0.26	$0.81	$1.05
Diluted				$0.23	$0.26	$0.81	$1.05

Weighted average common shares outstanding during the period:
Basic				89,098,443	88,867,159	88,983,248	88,230,681
Diluted				89,483,964	89,035,505	89,302,304	88,450,646

Return on average assets *				0.61%	0.81%	0.60%	0.67%
Less:
Security gains (after-tax) *				—%	—%	—%	0.01%
Add:
Day 1 PCSB CECL provision (after-tax) *				—%	—%	—%	0.12%
Merger and acquisition expenses (after-tax) *				0.09%	—%	0.03%	0.05%
Operating return on average assets *				0.70%	0.81%	0.63%	0.83%

Return on average tangible assets *				0.62%	0.83%	0.61%	0.69%
Less:
Security gains (after-tax) *				—%	—%	—%	0.01%
Add:
Day 1 PCSB CECL provision (after-tax) *				—%	—%	—%	0.12%
Merger and acquisition expenses (after-tax) *				0.09%	—%	0.03%	0.05%
Operating return on average tangible assets *				0.71%	0.83%	0.64%	0.85%

Return on average stockholders' equity *				5.69%	7.82%	5.67%	6.42%
Less:
Security gains (after-tax) *				—%	—%	—%	0.12%
Add:
Day 1 PCSB CECL provision (after-tax) *				—%	—%	—%	1.14%
Merger and acquisition expenses (after-tax) *				0.83%	—%	0.26%	0.51%
Operating return on average stockholders' equity *				6.52%	7.82%	5.93%	7.95%

Return on average tangible stockholders' equity *				7.21%	10.12%	7.24%	8.36%
Less:
Security gains (after-tax) *				—%	—%	—%	0.15%
Add:
Day 1 PCSB CECL provision (after-tax) *				—%	—%	—%	1.49%
Merger and acquisition expenses (after-tax) *				1.06%	—%	0.33%	0.66%
Operating return on average tangible stockholders' equity *				8.27%	10.12%	7.57%	10.36%
* Ratios at and for the three months ended are annualized.

BROOKLINE BANCORP, INC. AND SUBSIDIARIES
Non-GAAP Financial Information (Unaudited)

	At and for the Three Months Ended					At and for the Twelve Months Ended
	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023
	(Dollars in Thousands)

Net income, as reported	$17,536	$20,142	$16,372	$14,665	$22,888	$68,715	$74,999

Average total assets	$11,580,572	$11,451,338	$11,453,394	$11,417,185	$11,271,941	$11,473,424	$11,214,371
Less: Average goodwill and average identified intangible assets, net	259,496	261,188	262,859	264,536	266,225	262,011	270,637
Average tangible assets	$11,321,076	$11,190,150	$11,190,535	$11,152,649	$11,005,716	$11,211,413	$10,943,734

Return on average tangible assets (annualized)	0.62%	0.72%	0.59%	0.53%	0.83%	0.61%	0.69%

Average total stockholders’ equity	$1,232,527	$1,216,037	$1,193,385	$1,201,904	$1,170,776	$1,211,036	$1,168,106
Less: Average goodwill and average identified intangible assets, net	259,496	261,188	262,859	264,536	266,225	262,011	270,637
Average tangible stockholders’ equity	$973,031	$954,849	$930,526	$937,368	$904,551	$949,025	$897,469

Return on average tangible stockholders’ equity (annualized)	7.21%	8.44%	7.04%	6.26%	10.12%	7.24%	8.36%

Total stockholders’ equity	$1,221,939	$1,230,362	$1,198,480	$1,194,231	$1,198,644	$1,221,939	$1,198,644
Less:
Goodwill	241,222	241,222	241,222	241,222	241,222	241,222	241,222
Identified intangible assets, net	17,461	19,162	20,830	22,499	24,207	17,461	24,207
Tangible stockholders' equity	$963,256	$969,978	$936,428	$930,510	$933,215	$963,256	$933,215

Total assets	$11,905,326	$11,676,721	$11,635,292	$11,542,731	$11,382,256	$11,905,326	$11,382,256
Less:
Goodwill	241,222	241,222	241,222	241,222	241,222	241,222	241,222
Identified intangible assets, net	17,461	19,162	20,830	22,499	24,207	17,461	24,207
Tangible assets	$11,646,643	$11,416,337	$11,373,240	$11,279,010	$11,116,827	$11,646,643	$11,116,827

Tangible stockholders’ equity to tangible assets	8.27%	8.50%	8.23%	8.25%	8.39%	8.27%	8.39%

Tangible stockholders' equity	$963,256	$969,978	$936,428	$930,510	$933,215	$963,256	$933,215

Number of common shares issued	96,998,075	96,998,075	96,998,075	96,998,075	96,998,075	96,998,075	96,998,075
Less:
Treasury shares	7,019,384	7,015,843	7,373,009	7,354,399	7,354,399	7,019,384	7,354,399
Unvested restricted shares	880,248	883,789	713,443	749,099	749,099	880,248	749,099
Number of common shares outstanding	89,098,443	89,098,443	88,911,623	88,894,577	88,894,577	89,098,443	88,894,577

Tangible book value per common share	$10.81	$10.89	$10.53	$10.47	$10.50	$10.81	$10.50

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